SOFTWARE LICENSE AGREEMENT


       THIS SOFTWARE LICENSE AGREEMENT (this "AGREEMENT") is made this 29th day of June, 2003 (the "EFFECTIVE DATE"), by and between GENERAL ELECTRIC COMPANY, acting through and on behalf of its GE Medical Systems business ("GEMS"), and POSITRON CORPORATION ("LICENSEE").

                                    RECITALS

       WHEREAS, Licensee assigned, sold, transferred and conveyed to GEMS all right, title and interest in and to certain Cardiac PET software under the terms of that certain Technology Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT");

       WHEREAS, as part of the transactions contemplated by the Purchase Agreement, the parties desire for Licensee to receive an irrevocable, license from GEMS to continue using, modifying, distributing and otherwise exploiting that Cardiac PET softwarein perpetuity; and

       WHEREAS, GEMS is willing to grant such license under the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                    AGREEMENT

1. DEFINITIONS: Each of the following terms shall have the meaning set forth below:

       1.1 "DOCUMENTATION" means the documentation reasonably necessary to utilize the Software effectively in accordance with the terms and conditions of this Agreement. Documentation shall include, without limitation, such documents and manuals that collectively contain a complete description and definition of all Software operations and all user guides necessary for the operation and management of the Software in the appropriate language(s) and formats, including design documents and test plans.

       1.2 "END USER" means any Licensee customer who is permitted to use the Software under an agreement with Licensee.

       1.3 "EXECUTABLE CODE" means the fully compiled version of a software program that can be executed by a computer and used by an end user without further compilation.

       1.4    "SOFTWARE"  means the current  version  only (as of the  Effective
Date) of the Cardiac PET software that Licensee assigned, sold, transferred and conveyed to GEMS under the Purchase Agreement, in Executable Code and in Source Code formats, along with its associated

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Documentation.  For the  avoidance  of doubt,  the  parties  intend for the term
"Software" to include (without limitation) all of the assets transferred to GEMS under the Purchase Agreement.

       1.5 "SOURCE CODE" means the human-readable version of a software program that can be compiled into Executable Code.

       1.6 "UPDATE" means a revision to the Software that GEMS provides to comply with FDA regulations and safety requirements.


2.     TERM.

       2.1 TERM. The term of this Agreement will begin on the Effective Date and will continue in perpetuity.

       2.2 NO TERMINATION. This Agreement shall be perpetual and irrevocable. In no event will either party have the right to terminate this Agreement or the licenses granted herein. GEMS expressly covenants and agrees that it shall not take any action, and shall not attempt in any way, to revoke, cancel, terminate or otherwise refute the license to Licensee under this Agreement.


3.     LICENSE.

       3.1 GRANT OF LICENSE. GEMS hereby grants to Licensee a worldwide, perpetual, irrevocable, non-exclusive, royalty-free, transferable, sublicensable and fully paid-up license to use, reproduce, make derivative works of, distribute and otherwise commercially exploit the Software.


       3.2 RESTRICTIONS. Licensee acknowledges that both the Source Code of the Software and any non-public information regarding the structure or organization of the Software constitute valuable trade secrets of GEMS. Accordingly, Licensee agrees to keep secure and not to disclose, disseminate or otherwise make available to any third party other than under a confidentiality agreement with restrictions at least as strict as those set forth in this Agreement (a) the Source Code of the Software (excepting the Source Code already disclosed to Hadassha Hospital Hospital in Jerusalem, Israel, prior to the Effective Date), (b) any non-public information regarding the structure or organization of the Software. For the avoidance of doubt, the parties understand and agree that violations of any of these restrictions shall not give rise to any right to terminate, cancel or revoke any of the license rights granted in
Section 3.1.


4.     SUPPORT.

       All  support  services,   including  without   limitation   installation,
training, service or other

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support services for Licensee's customers,  are the sole obligation of Licensee.
GEMS  shall  have  no  support   obligations,   including   without   limitation
installation, training, service or other support services, to Licensee or any other party under this Agreement.

5.     CONSIDERATION.

       The licenses granted by GEMS to Licensee under this Agreement are partial consideration for the assignment, sale, transfer and conveyance by Licensee to GEMS of all right, title and interest in and to the Software under the Purchase Agreement. The parties hereto acknowledge the adequacy and sufficiency of such consideration.


6.     DISCLAIMER.

       GEMS MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, REGARDING THE SOFTWARE AND DOCUMENTATION, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. LICENSEE ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTY IN THIS SECTION 6.


7.     LIMITATIONS ON LIABILITY.

       IN NO  EVENT  WILL  GEMS  BE  LIABLE  FOR  ANY  CONSEQUENTIAL,  INDIRECT,
EXEMPLARY, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING ANY LOST DATA OR LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT. LICENSEE ACKNOWLEDGES THAT THE CONSIDERATION PROVIDED IN CONNECTION WITH THIS AGREEMENT REFLECTS THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT GEMS WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY.

       ALL DAMAGES FOR WHICH LICENSEE IS LIABLE UNDER THIS AGREEMENT WILL BE SUBJECT TO THAT CERTAIN DOLLAR LIMITATION SET FORTH IN SECTION 6.06 OF THE PURCHASE AGREEMENT.


8.     PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION.

       8.1    PROPRIETARY RIGHTS.

              (A) GEMS. All rights, title and interest in and to the Software, Documentation and Updates, if any, and all worldwide intellectual property rights therein, are the exclusive property of GEMS. Furthermore, all rights, title and interest in and to any modification or other derivative work of the Software developed or otherwise created by or on behalf of

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GEMS,  and all  worldwide  intellectual  property  rights  therein,  will be the exclusive property of GEMS. All rights in and to the Software not expressly granted to Licensee in this Agreement are reserved by GEMS.

              (B) LICENSEE. As between Licensee and GEMS, all rights, title and interest in and to any modification or other derivative work of the Software developed or otherwise created by or on behalf of Licensee after the Effective Date, and all worldwide intellectual property rights therein, will be the exclusive property of Licensee.


       8.2 CONFIDENTIALITY OF AGREEMENT. Neither party will disclose any terms of this Agreement to anyone other than its affiliates, attorneys, accountants, and other professional advisors except (a) as required by law or
(b) pursuant to a mutually agreeable press release or (c) in connection with a contemplated transfer of such party's business and this Agreement permitted by
Section 11.6 (Assignment), provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement reasonably satisfactory to the other party.


9.     AGREEMENT MANAGER; NOTICES.

       9.1 MANAGERS. Each party shall appoint an agreement manager as the point of contact for all matters relating to the performance of this Agreement. Licensee' agreement manager shall be GARY BROOKS, or such person's replacement, and GEMS's agreement manager shall be LONNIE MIXON, or such person's replacement.

       9.2 NOTICE. Any notice required under this Agreement shall be sent by fax (with the original to promptly follow by applicable national mail service or a nationally recognized overnight courier), by a nationally recognized overnight courier. Notices will be deemed given on the date delivered to the recipient if sent by fax or overnight courier (it being agreed that the sender shall retain proof of transmission or delivery, as the case may be). Notices shall be sent to the persons identified below (or as otherwise directed in writing by a party):

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                  Licensee:         Positron Corporation
                                    1304 Langham Creek Drive #300
                                    Houston, Texas 77084
                                    Attn: Mr. Gary Brooks, President

                  GEMS:             GE Medical Systems
                                    P.O. Box 414
                                    Milwaukee, WI  53201
                                    Attention:  General Counsel, W-700
                                    Fax:  ______________


A party may change its address or addresses set forth above by giving the other party notice of the change.


10.    DISPUTE RESOLUTION.

       10.1 Any dispute, controversy or claim arising out of or relating to this Agreement or any related agreement or the validity, interpretation, breach or termination thereof (a "DISPUTE"), including claims seeking redress or asserting rights under applicable law, shall be resolved in accordance with the procedures set forth herein. Until completion of such procedures, no party may take any action not contemplated herein to force a resolution of the Dispute by any judicial or similar process, except to the limited extent necessary to; (i) avoid expiration of a claim that might eventually be permitted hereby; or (ii) obtain interim relief, including injunctive relief, to preserve the STATUS QUO or prevent irreparable harm.

       10.2 In connection with any Dispute, the parties expressly waive and forego any right to trial by jury.

       10.3 Any Dispute will be resolved first through good faith negotiations between the agreement managers, or as necessary the team leader of Licensee and the executive of GEMS having responsibility for the sale or use of the Software involved.

       10.4 If within sixty (60) calendar days the parties are unable to resolve the Dispute through good faith negotiation, either party may submit such Dispute for resolution by mediation pursuant to the Center for Public Resources Model Procedure for Mediation of Business Disputes as then in effect. The mediation shall be conducted in New York City. Mediation will continue for at least thirty (30) calendar days unless the mediator chooses to withdraw sooner. At the request of either party, the mediator will be asked to provide an evaluation of the Dispute and the parties' relative positions. Each party shall bear its own costs of mediation effort.

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       10.5   After  completion of any mediation  effort, a party may submit the
Dispute  for  resolution  by  arbitration   pursuant  to  the   Non-Administered
Arbitration Rules of the Center for Public Resources as in effect on the Effective Date, unless the parties agree to adopt such rules as in effect at the time of the arbitration. The arbitral tribunal shall be composed of one arbitrator; and the arbitration shall be conducted in New York City. If the answer to the Dispute is not found within the terms of this Agreement, the arbitrator shall determine the Dispute in accordance with the governing law of this Agreement, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable. The prevailing party in any arbitration conducted under this Section 10.5 shall be entitled to recover from the other party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration.

       10.6 The law applicable to the validity of this arbitration provision, the conduct of the arbitration, the challenge to or enforcement of any arbitral award or order or any other question of arbitration law or procedure shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. sections 1-16; however, the award can be modified or vacated on grounds cited in the Federal Arbitration Act or if the arbitrator's findings of facts are not supported by substantial evidence or the conclusions of law are erroneous under the laws of the State of New York. The parties agree that the federal and state courts located in the State of New York shall have exclusive jurisdiction over any action brought to enforce this arbitration provision, and each party irrevocably submits to the jurisdiction of said courts. Notwithstanding the foregoing sentence, either party may apply to any court of competent jurisdiction, wherever situated, for enforcement of any judgment on an arbitral award.

       10.7 Each party hereby consents to a single, consolidated arbitration proceeding of multiple claims, or claims involving more than two parties. The prevailing party or parties in any arbitration conducted under this paragraph shall be entitled to recover from the other party or parties (as part of the arbitral award or order) its or their reasonable attorneys' fees and other reasonable costs of arbitration.


11.    MISCELLANEOUS.

       11.1 GOVERNING LAW. The parties expressly acknowledge that the laws of the state of New York, except its conflict of law rules, will govern this Agreement and any Dispute hereunder.

       11.2 ENTIRE AGREEMENT. This Agreement and the Attachments attached hereto are the complete and exclusive statement of the terms of the contract between the parties. It may be modified only in writing signed by both parties. No prior proposals, statements, course of dealing or usage of the trade will be part of this Agreement.

       11.3 HEADINGS. The headings in this Agreement are for purposes of convenience and

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ease of reference  only and shall not be construed to limit or otherwise  effect the meaning of any part of this Agreement.

       11.4 WAIVER. Any waiver of a breach of this Agreement must be in writing and signed by the injured party. The failure of either party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.

       11.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. However, if any one or more of the provisions shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

       11.6 ASSIGNMENT. This Agreement is personal to the parties and shall not be assignable by either party without the prior written consent of the other party. Notwithstanding the foregoing, GEMS may assign its rights and obligations under this Agreement without Licensee's consent (a) to an affiliate of GEMS or
(b) incident to the transfer of all or substantially all of its business, and Licensee may assign its rights and obligations under this Agreement to any purchaser of all or substantially all its business related to the Software. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

       11.7 RELATIONSHIP OF THE PARTIES. The relationship of the parties hereunder shall be that of independent contractors. Nothing in this Agreement shall be deemed to create a partnership, joint venture or similar relationship between the parties, and no party shall be deemed to be the agent of the other party.

       11.8 PUBLICITY. Licensee shall not issue any press release, use any of GEMS' other products or its name in promotional activity, or otherwise publicly announce or comment on this Agreement, without GEMS' prior written consent.

       11.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                       7
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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


GENERAL ELECTRIC COMPANY                    LICENSEE


By: /s/ Peter Y. Solmssen                   By: /s/ Gary H. Brooks
   -------------------------------              --------------------------------

Name: Peter Y. Solmssen                     Name: Gary H. Brooks
     -----------------------------                ------------------------------

Title: Vice President                       Title: Chief Executive Officer
      ----------------------------                 -----------------------------